As filed with the Securities and Exchange Commission on July 24, 1998
                                                Registration No. 333-______




                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8


                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              THE MCCLATCHY COMPANY
             (Exact name of registrant as specified in its charter)

             Delaware                                  52-2080478
  ------------------------------             ------------------------------
  (State or other jurisdiction of                   (I.R.S. Employer
  incorporation or organization)                   Identification No.)

          2100 "Q" Street
      Sacramento, California                              95816
  ------------------------------             ------------------------------
       (Address of Principal                           (Zip Code)
        Executive Offices)

                              THE MCCLATCHY COMPANY
                   AMENDED AND RESTATED 1994 STOCK OPTION PLAN
                            (Full title of the plan)
                                                            COPY TO:
        KAROLE MORGAN-PRAGER                             KATHARINE A. MARTIN
           2100 "Q" Street                        Pillsbury Madison & Sutro LLP
           P.O. Box 15779                              2550 Hanover Street
        Sacramento, CA 95852                           Palo Alto, CA 94305
          (916) 321-1000                                 (650) 233-4500

-----------------------------------------        ------------------------------
 (Name, address and telephone number,
 including area code, of agent for service)


                                                   CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------------------------
           Title of                        Amount              Proposed Maximum            Proposed                 Amount of
         Securities To                      To Be               Offering Price         Maximum Aggregate          Registration
         Be Registered                   Registered(1)           per Share(2)          Offering Price(2)               Fee(3)
-----------------------------------------------------------------------------------------------------------------------------------

     Class A Common Stock,                1,000,000                $36.71875              $36,718,750             $10,832.04
        par value $.01
-----------------------------------------------------------------------------------------------------------------------------------

(1) In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act") this Registration Statement includes an indeterminate number of additional shares as may be issuable as a result of anti-dilution provisions described in the Plan.
(2) Estimated solely for the purpose of calculating the registration fee on the basis of the average of the high and low sales prices of the Registrant's Class A Common Stock as reported on the New York Stock Exchange Composite Transactions Tape.
(3) The Registration Fee has been calculated pursuant to Rule 457(h) under the Securities Act.
                       ----------------------------------
The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act of 1933, as amended.
-------------------------------------------------------------------------------

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1. PLAN INFORMATION.*
------  ----------------

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*
------  -----------------------------------------------------------
        * Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.
------  -----------------------------------------------

        The following documents previously filed by The McClatchy
Company (the "Registrant") or McClatchy Newspapers, Inc., the predecessor corporation to the Registrant ("McClatchy"), with the Securities and Exchange Commission are incorporated by reference in this Registration Statement:

        (i)    The Registrant's Form 10-K for the year ended December 31, 1997.

        (ii)   The Registrant's Form 10-Q for the quarter ended March 31, 1998.

        (iii)  McClatchy's Current Report on Form 8-K dated January 9, 1998.

        (iv)   McClatchy's Current Report on Form 8-K dated January 29, 1998.

        (v) The Registrant's Current Report on Form 8-K dated March 19, 1998, filed March 19, 1998.

        (vi) The Registrant's Current Report on Form 8-K dated March 19, 1998, filed April 3, 1998, as amended on May 27, 1998.

        (vii) The description of the Registrant's Class A Common Stock contained in McClatchy's registration statement on Form 8-A dated November 28, 1988, as amended on December 9, 1988.

        All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities and Exchange Act of 1934, as amended, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.
------  -------------------------

        Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.
------  --------------------------------------

        Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.
------  -----------------------------------------

        Section 145 of the Delaware General Corporation Law ("DGCL") permits the Registrant's board of directors to indemnify any person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with any threatened, pending or completed action, suit or proceeding in which such person is made a party by reason of his or her being or having been a director, officer, employee or agent of the Registrant, in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise.

        The Registrant's Certificate of Incorporation provides for indemnification of its directors, officers, employees and other agents to the fullest extent permitted by law.

        As permitted by sections 102 and 145 of the DGCL, the Registrant's Certificate of Incorporation eliminates a director's personal liability for monetary damages to Registrant and its stockholders arising from a breach or alleged breach of a director's fiduciary duty as a director, other than a breach of the director's duty of loyalty to Registrant or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, under section 174 of the DGCL or for any transaction from which the director derived an improper personal benefit.

        In addition, the Registrant maintains officers' and directors' insurance covering certain liabilities that may be incurred by officers and directors in the performance of their duties.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.
------  -----------------------------------

        Not applicable.

ITEM 8. EXHIBITS.
------  --------

        See Index to Exhibits to this Form S-8, which is incorporated herein by reference.

ITEM 9. UNDERTAKINGS.
------  ------------

        (a)  The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  To include any prospectus required by section 10(a)(3)
                  of the Securities Act;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     PROVIDED, HOWEVER, That paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES
                                   ----------

           Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sacramento, State of California, on July 22, 1998.

                                 THE McCLATCHY COMPANY



                                 By           /S/ GARY B. PRUITT
                                    -----------------------------------------
                                                 Gary B. Pruitt
                                      President and Chief Executive Officer


                                POWER OF ATTORNEY
                                -----------------

           KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and sssssappoints Gary B. Pruitt and Karole Morgan-Prager, and each of them his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

           Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated:


          NAME                      TITLE                            DATE
          ----                      -----                            ----

   /S/ GARY B. PRUITT          President, Chief Executive Officer July 22, 1998
----------------------------   and Director (Principal Executive
     Gary B. Pruitt            Officer)



   /S/ JAMES P. SMITH          Vice President, Finance and        July 22, 1998
----------------------------   Treasurer (Principal Financial
     James P. Smith            Officer)

          NAME                      TITLE                            DATE
          ----                      -----                            ----

   /S/ ROBERT W. BERGER         Controller (Principal Accounting  July 22, 1998
----------------------------    Officer)
      Robert W. Berger



                                Director
----------------------------
    Elizabeth Ballantine



   /S/ WILLIAM K. COBLENTZ      Director                          July 22, 1998
----------------------------
     William K. Coblentz



/S/ MOLLY MALONEY EVANGELISTI   Director                          July 22, 1998
-----------------------------
  Molly Maloney Evangelisti



                                Director
------------------------------
       R. Larry Jinks



      /S/ JOAN F. LANE          Director                          July 22, 1998
----------------------------
        Joan F. Lane



   /S/ JAMES B. MCCLATCHY       Director                          July 22, 1998
----------------------------
     James B. McClatchy



/S/ WILLIAM ELLERY MCCLATCHY    Director                          July 22, 1998
----------------------------
  William Ellery McClatchy



       /S/ ERWIN POTTS          Chairman of the Board and         July 22, 1998
-----------------------------   Director
         Erwin Potts



 /S/ S. DONLEY RITCHEY, JR.     Director                          July 22, 1998
----------------------------
   S. Donley Ritchey, Jr.

          NAME                      TITLE                            DATE
          ----                      -----                            ----

                                Director
----------------------------
    William M. Roth



     /S/ FREDERICK R. RUIZ      Director                          July 22, 1998
-----------------------------
       Frederick R. Ruiz

                                INDEX TO EXHIBITS
                                -----------------


EXHIBIT
NUMBER         EXHIBIT
-------        -------

4.1 Registrant's Restated Certificate of Incorporation, incorporated by reference to Exhibit 3.1 to the Registrant's Form 10-K for the year ended December 31, 1997.

4.2 Registrant's Bylaws (originally adopted under the name MNI Newco, Inc.), incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form S-4 (File
               No. 333-46501).

4.3 Registrant's Amended and Restated 1994 Stock Option Plan, filed herewith.

5.1            Opinion of Pillsbury Madison & Sutro LLP, filed herewith.

23.1           Consent of Deloitte & Touche LLP, filed herewith.

23.2           Consent of Pillsbury Madison & Sutro LLP, included in
               Exhibit 5.1.

24.1           Power of Attorney, included on page 6.